UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 17, 2010

Triple-S Management Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	000-49762	66-0555678
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico		00920
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-749-4949

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 16, 2010, Triple-S Management Corporation (the "Company") issued a press release announcing that the Government of Puerto Rico (the "Government") notified its managed care subsidiary, Triple-S Salud, Inc. ("Triple-S"), that it completed the evaluation of the various proposals received in response to its Request for Proposals for its Reform (Medicaid) business and did not select Triple-S to participate at this time in the next stage of the RFP process, which includes contract negotiations with the Government. The Government, however, reserved its right to engage in negotiations with excluded entities should negotiations with the selected entities prove unsuccessful. The current contracts between the Government and Triple-S for the provision of services to the Medicaid population of Puerto Rico will expire by their own terms on September 30, 2010. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is being furnished with this report:

Exhibit 99.1 Press Release of Triple-S Management Corporation, dated August 16, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triple-S Management Corporation

August 17, 2010	By:	/s/ Ramón M. Ruiz-Comas

Name: Ramón M. Ruiz-Comas
Title: President & Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Triple-S Management Corporation, dated August 16, 2010.